EXHIBIT 99.1

Bovie Medical Corporation Announces Preliminary Second Quarter 2018 Revenue Results
Advanced Energy Sales increased approximately 70% year-over-year in Q2’18

CLEARWATER, FL - JULY 9, 2018 - Bovie Medical Corporation (NYSEMKT:BVX) (the “Company”), a maker of medical devices and supplies and the developer of J-Plasma®, a patented surgical product marketed and sold under the Renuvion™ Cosmetic Technology brand in the cosmetic surgery market, today announced preliminary revenue results for the second quarter of fiscal year 2018.

Preliminary Second Quarter 2018 Revenue Results:

For the three months ending June 30, 2018, the Company expects to report:

•	Total revenue in a range of approximately $11.2 million to $11.5 million, up 15% to 17% year-over-year.

◦	Advanced Energy revenue of approximately $3.0 million to $3.1 million, up 66% to 72% year-over-year, driven by strong Renuvion sales.

◦	Core revenue of approximately $7.6 to $7.8 million, up 2% to 4% year-over-year

◦	OEM revenue of approximately $0.6 million, up 16% year-over-year.

“We are extremely pleased with our second quarter revenue results which were fueled by another quarter of strong demand for our Renuvion Cosmetic Technology,” said Charlie Goodwin, Chief Executive Officer of Bovie Medical. “We remain convinced that Renuvion represents a game changing technology with the potential to achieve attractive outcomes for physicians and their patients in the cosmetic surgery market and look forward to continued progress towards our goal of expanding adoption in the years to come.”

About Bovie Medical Corporation:

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma® (marketed and sold under the Renuvion™ Cosmetic Technology brand in the cosmetic surgery market), a patented plasma-based surgical product for cutting, coagulation and ablation of soft tissue. J-Plasma/Renuvion technology utilizes a helium ionization process to produce a stable, focused beam of plasma that provides surgeons with greater precision, and minimal invasiveness.  The new J-Plasma/Renuvion handpieces with Cool-Coag™ technology deliver the precision of helium plasma energy, the power of traditional monopolar coagulation and the efficiency of plasma beam coagulation - enabling thin-layer ablation and dissection and fast coagulation with a single instrument, minimizing instrument exchange and allowing a surgeon to focus on their patient and their procedures. With Cool-Coag technology, the new J-Plasma/Renuvion handpieces can deliver three distinctly different energy modalities - further increasing the utility and versatility of the system. Bovie Medical Corporation is also a leader in the manufacture of a range of electrosurgical products and technologies, marketed through both private labels and the Company’s own well-respected brands (Bovie®, IDS™ and DERM™) to distributors worldwide. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Bovie Medical Corporation website at www.boviemedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company's filings with the Securities and Exchange Commission including the Company's Report on Form 10-K for the year ended December 31, 2017 and subsequent Form 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Westwicke Partners on behalf of Bovie Medical Corporation
Mike Piccinino, CFA
443-213-0500
investor.relations@boviemed.com

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